Exhibit 99.2

Q1 2017 Conference Call Veeco Instruments Inc. May 4, 2017

Cautionary Statements Forward-looking Statements This written communication contains forward-looking statements that involve risks and uncertainties concerning the proposed acquisition by Veeco Instruments Inc. (“Veeco” or the “Company”) of Ultratech, Inc. (“Ultratech”), Ultratech’s and the Company’s expected financial performance, as well as Ultratech’s and the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that Ultratech may be unable to obtain required stockholder approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of any financings that will be obtained for the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that the Company and Ultratech file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. The filings by the Company and Ultratech identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. All forward-looking statements speak only as of the date of this written communication or, in the case of any document incorporated by reference, the date of that document. Neither the Company nor Ultratech is under any duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

Cautionary Statements Additional Information and Where to Find It In connection with the proposed acquisition of Ultratech by Veeco pursuant to the Agreement and Plan of Merger by and among Ultratech, Veeco and Ulysses Acquisition Subsidiary Corp., Veeco filed with the SEC a Registration Statement on Form S-4 on April 24, 2017, which contains a proxy statement of Ultratech and a prospectus of Veeco, which proxy statement/prospectus was mailed or otherwise disseminated to Ultratech’s stockholders on April 24, 2017. Investors are urged to read the proxy statement/prospectus (including all amendments and supplements) because they contain important information. Investors may obtain free copies of the proxy statement/prospectus, as well as other filings containing information about Veeco and Ultratech, without charge, at the SEC’s Internet site (www.sec.gov). Copies of these documents may also be obtained for free from the companies’ web sites at www.Veeco.com or www.Ultratech.com. Participants in Solicitation Veeco, Ultratech and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Ultratech in connection with the proposed transaction. Information about Veeco’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on February 22, 2017, and its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 17, 2017. Information about Ultratech’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 1, 2017, and the amendment to its Annual Report on Form 10-K/A, which was filed with the SEC on April 20, 2017. Investors may obtain more detailed information regarding the direct and indirect interests of Veeco, Ultratech and their respective executive officers and directors in the acquisition by reading the proxy statement/prospectus regarding the transaction, which has been filed with the SEC.

CEO Introduction John Peeler

Note: A reconciliation of GAAP to Non-GAAP financial measures may be found in Back-up & Reconciliation Tables 9¢ Non-GAAP EPS $94M Revenue Q1 2017 Highlights Bookings were >$100M for a third consecutive quarter; building backlog Revenues were better than seasonal average; flat Q/Q and up ~21% Y/Y Non-GAAP earnings were above the guidance midpoint Continued to generate positive cash flow from operations Announced strategic acquisition of Ultratech to build scale and diversify revenue $107M Bookings Q1 Results $6M Cash Flow from Operations

CFO Financial Review Sam Maheshwari

Q1 2017 Revenue Breakdown by End Market and Geography Solid LED demand supported above seasonal revenues Lighting, Display & Power Electronics increased by ~39% Q/Q, supported by MOCVD and PSP sales from multiple LED manufacturers Q1 2017 Revenue by End Market Q1 2017 Revenue by Geography Note: Amounts may not calculate precisely due to rounding 12% Advanced Packaging, MEMS & RF 14% Data Storage 58% Lighting, Display & Power Electronics $94M $29M Foundational Businesses 16% Rest of World 43% China 23% EMEA 18% United States 16% Scientific & Industrial Ongoing LED demand supported growth in business from China

P&L Highlights ($M) Q4 16 Q1 17 Q4 16 Q1 17 Revenue $93.6 $94.4 $93.6 $94.4 Gross Profit 36.0 34.2 36.7 34.9% 38.5% 36.2% 39.2% 37.0% R&D 17.5 15.0 17.2 14.6 SG&A & Other 18.8 20.4 15.7 15.9 Net Income (5.0) 1.1 3.8 3.6 EPS ($0.13) $0.03 $0.09 $0.09 Adjusted EBITDA 6.2 7.3% 6.6% 7.7% GAAP Non-GAAP Note: Amounts may not calculate precisely due to rounding A reconciliation of GAAP to Non-GAAP financial measures is contained in the Back Up & Reconciliation Tables Gross margins reflect the temporary impacts of our consolidation efforts and a less favorable mix Net income includes pre-tax interest expense from our 2023 Convertible Notes; Impacts Q1 GAAP EPS by ~$0.10, and Q1 non-GAAP EPS by ~$0.05

($M) Q4 16 Q1 17 Cash & Short-term Investments 344 682 Accounts Receivable 58 51 Inventories 77 65 Accounts Payable 23 31 Long-term Debt 0.8 268 Cash Flow from Operations 0.4 6.3 Financial Highlights DSO 56 49 DOI 134 107 DPO 36 47 Note: Amounts may not calculate precisely due to rounding Cash balance increased by $2M, excluding net proceeds from Convertible Notes of ~$336M Improvement across key balance sheet metrics: DSO, DOI and DPO

Q2 2017 Guidance Revenue $85M–$100M $85M–$100M Gross Margins 37%–39% 38%–40% Net Income (Loss) ($5M)–$1M ($2M)–$4M Earnings Per Share ($0.14)–$0.02 ($0.05)–$0.09 Adjusted EBITDA $4M–$10M Non-GAAP GAAP Note: A reconciliation of GAAP to Non-GAAP financial measures is contained in the Back Up & Reconciliation Tables

Business Update & Outlook

Healthy demand for LCD panels Sharp image quality even at close distances driving wide-spread adoption (stadiums, lobbies, retail...) MOCVD utilization rates have continued to inch higher Positive LED Industry Trends Larger sized TVs are key demand driver; require more LEDs to backlight Average panel size is growing; expected to increase by 7% in 2017 Fine-pitch Signage adoption continues; positive for LED and MOCVD demand Source: IHS

Veeco MOCVD – Executing A Winning Roadmap New Product Coming Soon Focused on Sustaining Our Competitive Advantage 20% K465i 14 System Capacity 4” Wafers 56 EPIK 62 Footprint Efficiency K465i MaxBright EPIK 1x 1.8x 3.0x Cost of Ownership Relative to K465i K465i MaxBright EPIK 20% Reduction from K465i 40% Reduction from K465i K465i MaxBright EPIK 700 MaxBright

Veeco PSP – Forming a Winning Combination The right combination to cost effectively address customers’ wet processing challenges Hardware flexibility Trusted service & support Process expertise Global sales presence

Ultratech Acquisition - Update Based on interaction with customers, employees and shareholders Both teams are heavily engaged and working closely together Preparing to hit the ground running on Day 1 Accelerates growth potential in Advanced Packaging Expected to increase scale and diversify revenue Reaction has been positive across all constituencies Platform to deliver enhanced shareholder value Integration planning is well underway (1) The acquisition is expected to close in Q2 2017, subject to the approval of Ultratech’s stockholders Received necessary regulatory approvals Ultratech shareholder meeting scheduled for May 25 Acquisition expected to close in late May 2017(1)

Summary Expecting meaningful top and bottom line growth in 2H’17 Building backlog with a disproportionate amount shipping in 2H Completing consolidation efforts to drive operational leverage Positioning Veeco for future growth Executing MOCVD roadmap to maintain our competitive advantage Leveraging PSP’s winning combination to expand positions Accelerating scale & growth opportunities through Ultratech combination

Q&A

Back Up & Reconciliation Tables

Note On Reconciliation Tables These tables include financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and incremental transaction-related compensation. These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors' operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including adjusted EBITDA, which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Supplemental Information—GAAP to Non-GAAP Reconciliation US$ millions Q4 16 Q1 17 Net Sales $93.6 $94.4 GAAP Gross Profit 36.0 34.2 GAAP Gross Margin 38.5% 36.2% Add: Share-Based Comp 0.3 0.7 Add: Accelerated Depreciation 0.4 0.1 Non-GAAP Gross Profit $36.7 $34.9 Non-GAAP Gross Margin 39.2% 37.0% US$ millions Q4 16 Q1 17 GAAP Net Income (Loss) ($5.0) $1.1 Add: Share-Based Comp 3.6 4.2 Add: Acquisition Related 0.1 1.4 Add: Restructuring 1.6 1.3 Add: Amortization 3.4 2.9 Add: Asset Impairment (0.1) 0.5 Add: Interest (Income) Expense (0.3) 3.3 Add: Accelerated Depreciation 0.4 0.1 Add: ALD Liquidation (0.4) - Add: Depreciation 2.8 2.8 Add: Taxes 0.1 (10.3) Adjusted EBITDA $6.2 $7.3 US$ millions, except per share data Q4 16 Q1 17 GAAP Basic EPS (0.13) 0.03 GAAP Diluted EPS (0.13) 0.03 GAAP Net Income (Loss) (5.0) 1.1 Add: Share-Based Comp 3.6 4.2 Add: Acquisition Related 0.1 1.4 Add: Restructuring 1.6 1.3 Add: Amortization 3.4 2.9 Add: Asset Impairment (0.1) 0.5 Add: Accelerated Depreciation 0.4 0.1 Add: ALD Liquidation (0.4) - Add: Non-Cash Interest Expense - 2.2 Add: Tax Adjustment from GAAP to Non-GAAP 0.3 (9.9) Non-GAAP Net Income (Loss) 3.8 3.6 Non-GAAP Basic EPS 0.09 0.09 Non-GAAP Diluted EPS 0.09 0.09 Note: Amounts may not calculate precisely due to rounding

Q1 2017 GAAP to Non-GAAP Reconciliation Non-GAAP Adjustments In millions, except per share data GAAP Share-Based Compensation Amortization Other Non-GAAP Net Sales $94.4 $94.4 Gross Profit 34.2 0.7 0.1 34.9 Gross Margin 36.2% 37.0 % Research and Development 15.0 (0.4) 14.6 Selling, General, and Administrative and Other 20.4 (3.1) (1.4) 15.9 Net Income (Loss) $1.1 4.2 2.9 (4.5) $3.6 Income (Loss) Per Common Share: Basic $0.03 $0.09 Diluted 0.03 0.09 Weighted Average Number of Shares: Basic 39.6 39.6 Diluted 40.1 40.1 Other Non-GAAP Adjustments Asset Impairment 0.5 Restructuring 1.3 Acquisition Related 1.4 Accelerated Depreciation 0.1 Non-cash Interest Expense 2.2 Non-GAAP Tax Adjustment (9.9) Total Other (4.5) Note: Amounts may not calculate precisely due to rounding

Q2 2017 Guidance GAAP to Non-GAAP Reconciliation Non-GAAP Adjustments In millions, except per share data GAAP Share-Based Compensation Amortization Other Non-GAAP Net Sales $85–$100 $85–$100 Gross Profit 32–39 1 — — 33–40 Gross Margin 37%–39% 38%–40% Net Income (Loss) ($5)–$1 4 3 (4) ($2)–$4 Income (Loss) per Diluted Share ($0.14)–$0.02 ($0.05)–$0.09 GAAP Net Income (Loss) ($5)–$1 Share-Based Compensation 4 Amortization 3 Restructuring 2 Acquisition related expense 2 Interest Income (Expense) 4 Depreciation 3 Income Tax Expense (Benefit) (9) Adjusted EBITDA $4–$10 Non-GAAP Adjustments Note: Amounts may not calculate precisely due to rounding